                             IPO ESCROW AGREEMENT

     THIS AGREEMENT is entered into between RODI POWER SYSTEMS, INC. ("RODI"), a Washington Corporation, 7503 South 228th Street, Kent, Washington 98032 and First Trust National Association, a Division of U.S. Bank ("Escrow Agent"), 601 Union St., Suite 2120, Seattle, WA 98101.

                                   RECITALS

     A. RODI has filed an SB-2 registration with the Securities and Exchange Commission and intends to offer Units of securities consisting of one share of RODI Common Stock and one Warrant to purchase an additional share of RODI Common Stock in an Initial Public Offering (the "Offering") scheduled to take place in a ninety (90) day period (the "Offering Period") beginning in September, 1997 with an option to extend the Offering Period by an additional ninety (90) days. The Offering is a minimum/maximum best efforts offer with a minimum of 800,000 Units at $4.25 per Unit and a maximum of 5,000,000 Units at $4.25 per Unit. The minimum purchase allowed is 100 units for $425.00.

     B. If the minimum offer of $3,400,000 is not achieved during the original or extended Offering Period and the Offering is not amended to reduce the minimum offer amount, all funds obtained from potential investors will be returned, interest free, to the potential investors and the Offering will be canceled. Escrow Agent shall promptly return the funds which have been deposited in an Escrow Account, ("Escrow"), to the potential investors in the amount and to the addresses as shown on its records. To accumulate investor funds in determination of achieving the minimum Offering, an escrow account must be established to receive direct deposit and control of these funds. All funds received from the Offering will be deposited in Escrow until the Offering is completed and closed or the Offering is canceled due to failure to achieve the minimum amount.

                                  AGREEMENT

     In consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

     1. DEPOSIT OF FUNDS. Escrow Agent shall be authorized to receive and hold in escrow any and all funds remitted by Securities Broker/Dealers who are depositing funds pursuant to securities sales under the Offering. Such funds shall at all times be held for the purposes, and be subject to the terms and conditions, set forth in this Agreement.

     2. ESTABLISHING ACCOUNT. Escrow Agent shall receive and hold all funds received from the Offering in a special, non-interest bearing escrow account entitled "RODI IPO Escrow" ("Escrow"). The Securities Broker/Dealers shall cause all checks received by them for deposit in Escrow to be made payable to "RODI IPO Escrow" account #98506240 and sent directly to: Escrow Agent, First National Trust Association, 601 Union St., Suite 2120, Seattle, WA 98101 no later than noon of the next business day after receipt. As deposits are made in Escrow, Securities Broker/Dealers shall cause to be delivered to Escrow Agent with each such deposit a list showing the name, address, and tax identification number of each potential investor. Escrow Agent shall keep a current list of the persons who have subscribed for the offering and deposited money, showing name, date, address and amount of each deposit and remit this list and a copy of each check deposited to RODI upon receipt of written notice of closure or cancellation of the Offering. All funds so deposited shall be held in escrow by Escrow Agent solely for the purposes hereof until notified that the Offering has been closed or canceled and shall in no event be deemed an asset of RODI or be subject to any judgment, attachment, seizure, garnishment, lien or claim of liability asserted by any third party until the minimum Offering amount of $3,400,000 has been deposited in Escrow.

     3. INVESTMENT OF FUNDS. Funds deposited in Escrow may not be invested by Escrow Agent until the minimum Offering amount of $3,400,000 has been deposited in Escrow. After the minimum has been deposited, Escrow funds will be invested in a First Bank Money Market Fund. Funds deposited in Escrow may only be invested according to SEC RULE 15c:2-4. Interest earned on Escrow funds will be re-invested with the Escrow funds. RODI will provide Escrow Agent with proper tax reporting forms prior to the disbursement of interest.

     4. DISTRIBUTION OF FUNDS. Upon closing or cancellation of the Offering, RODI shall provide written directions to Escrow Agent with respect to any and all distributions of funds from Escrow. Escrow Agent shall comply with, and be authorized to rely solely upon, any and all such written directions verified by any two (2) signatures of the following members of RODI's management: Byron R. Spain, Donavan E. Garman or Winston D. Bennett. Such verification shall include the statement that the action being directed has been duly approved by a majority vote of the Board of Directors of RODI. Escrow Agent shall have no obligation to make any further inquiry or verification of its authority to act and proceed. If the minimum amount of the Offering is not obtained, RODI will direct the Escrow Agent to terminate the Escrow and refund the amounts deposited to the potential investors according to Escrow Agents records of deposits. RODI may elect to request transfer of Escrow funds by Fedwire, subject to the conditions stated herein. Parties hereto agree that the wire transfer security procedures identified on the attached Exhibit A to this agreement are commercially reasonable. Parties hereto further agree that Escrow Agent should use these procedures to detect unauthorized wire transfer payment requests prior to executing such requests and further agree that any request acted upon by Escrow Agent in compliance with these security procedures, whether or not authorized, shall be treated as an authorized request. Parties hereto agree that Escrow Agent has the right to change the wire transfer security procedures from time to time and that use of any changed procedures evidences the acceptance of the commercial reasonability of such change by the parties hereto.

     5. ESCROW FEES AND EXPENSES. Escrow Agent shall be paid for services hereunder in accordance with the attached schedule (Exhibit B). Payments of all fees shall be the responsibility of RODI to pay within ten (10) days of receipt of invoice from Escrow Agent. In the event the Escrow Agent is made a party to litigation with respect to the property held hereunder, or brings action in interpleader or in the event that the conditions of this escrow are not promptly fulfilled, or Escrow Agent is required to render any service not provided for in this agreement, or there is assignment of interest of the Escrow or any modification thereof, Escrow Agent shall be entitled to reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability and expenses, including attorney fees.

     6. CONFLICTING DEMANDS OR INSTRUCTIONS. If Escrow Agent at any time receives or becomes aware of any conflicting demands or instructions from any party, or shall be uncertain concerning how to proceed, Escrow Agent shall have the right to refrain from or discontinue any disbursement of funds or other acts on its part until such conflict or uncertainty is resolved to its satisfaction, and Escrow Agent shall not be or become liable to RODI, or to any shareholder or other person, either for its failure or refusal to act or for its proceeding to act notwithstanding such conflict or uncertainty. Escrow Agent shall have the further right to commence or defend, at the expense of RODI and the funds deposited in Escrow, any action or proceedings for the determination of the conflict or uncertainty, including (without limitation) any suit in interpleader brought by Escrow Agent for the purpose of having the respective rights of the parties and other claimants adjudicated. Except for Escrow Agent's negligence or willful misconduct, Escrow Agent shall not be liable for any action taken or omitted in good faith and believed to be authorized by this Agreement or by RODI.

     7. RELIANCE. Escrow Agent may rely upon and shall be protected in acting upon or complying with the written directions of RODI provided for herein. Escrow Agent shall have no duties or obligations other than those set forth herein or otherwise provided by law. It is understood that Escrow Agent has not passed upon or approved in any way the merits of the Offering or any investment in RODI, and Escrow Agent shall not be called upon to advise any shareholder or investor as to the wisdom of investing in the Offering or of investing in RODI. The name of the Escrow Agent will not be used in any way that may infer its association with the Offering other than that of a legal depository of funds pursuant to this Agreement.

     8. RESIGNATION AND TERMINATION. Escrow Agent may, upon providing fifteen
(15) days' written notice, resign its position and terminate its liabilities and obligations hereunder. In the event Escrow Agent is not notified within fifteen (15) days of the Successor Escrow Agent, Escrow Agent shall be entitled to transfer all funds and assets to a court of competent jurisdiction with a request to have a successor appointed. Upon filing such action and delivering such assets, Escrow Agent obligations and responsibilities shall cease. Similarly, RODI may also terminate Escrow Agent and appoint a Successor Escrow Agent by providing fifteen (15) days' written notice to Escrow Agent.

     9. INDEMNIFICATION. RODI shall indemnify and hold harmless Escrow Agent, its directors, officers, employees and agents, from and against any and all liability, demands, claims, actions, losses, interest, costs of defense and expense (including reasonable attorney's fees) which arise out of or in any way relate to Escrow Agent's performance of this Agreement. Except for Escrow Agent's negligence or willful misconduct, this indemnification and hold harmless shall continue after termination of this Agreement.

    10. NOTICES. All notices, requests, demands, written instructions and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when (a) delivered to Escrow Agent,(b) when deposited in the United States mails, registered or certified mail postage pre-paid , return receipt requested addressed as set forth herein, or(c) sent by facsimile transmission to the other party and confirmed as received by the other party. If to First Trust National Association: 601 Union St, Suite 2120, Seattle, WA 98101,
(206) 461-4105. If to RODI Power Systems, Inc. : P.O. Box 769, Maple Valley, WA 98038, (253) 850-1490.

    11. MISCELLANEOUS.

        11.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between RODI and Escrow Agent pertaining to the subject matter hereof and may not be modified except in writing signed by both parties hereto.

        11.2 BINDING AGREEMENT. The foregoing provisions shall be binding upon the assigns, successors, personal representatives and heirs of the parties hereto, and shall be effective as of the day accepted by Escrow Agent. Any corporation into which Escrow Agent may merge, sell or transfer its escrow business and assets shall automatically be and become Successor Escrow Agent hereunder and vested with all powers as was its predecessor, without the execution or filing of any instruments, or any further act, deed or conveyance on the part of the parties hereto.

        11.3 NON-ASSIGNMENT. Neither party hereto may assign this Agreement without the prior written consent of the other party.

        11.4 GOVERNING LAW AND VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington. Proper jurisdiction and venue for any action arising hereunder shall be in the Superior Court, King County, State of Washington.

        11.5 COUNTERPARTS. This Agreement may be executed in counterpart with each counterpart, when taken together, constituting one and the same agreement.

        11.6 BROKERAGE CONFIRMATIONS. The parties acknowledge that to the extent regulations of the Comptroller of Currency or other applicable regulatory entities grant a right to receive brokerage confirmations of security transactions of the Escrow, the parties waive receipt of such confirmations to the extent permitted by law. The Escrow Agent shall furnish a statement of security transactions on its regular monthly reports.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of this____ day of ___________,1997.

FIRST TRUST NATIONAL ASSOCIATION       RODI POWER SYSTEMS., INC.


By:  Linda Houston                     BY: /s/ Byron R. Spain
   -----------------------------           ------------------------------
                                               Byron R. Spain,CEO
ITS: Escrow Officer
    ----------------------------

                                       BY: /s/ Donavan E. Garman
                                           ------------------------------
                                             Donavan E. Garman,President

                                       BY: /s/ Winston D. Bennett
                                           ------------------------------
                                                Winston D. Bennett,CFO

                                  EXHIBIT A

                      Wire Transfer Security Procedures

             Requester is defined as RODI in the Escrow Agreement


1.  REQUEST IS MADE IN WRITING
    a. Escrow Agent verifies signature vs. authorized list of representatives for Requester.

2.  REQUEST IS MADE IN PERSON
    a.  Requester prepares a written, signed request.
    b. Escrow Agent verifies signature vs. authorized list of representatives for Requester.

3.  REQUEST IS MADE BY PHONE
    a. Requester provides Escrow Agent with their name, the account number and the detailed request.
    b. Escrow Agent confirms that the person making the request is an authorized representative for the Requester.
    c. Escrow Agent uses call back verification to reconfirm the request.*
    d. Requester sends original follow-up request by mail.*


* If request changes the amount and/or message only, on an instruction by Requester's authorized representative which Requester has previously communicated to Escrow Agent in writing and Escrow Agent has such written instruction on file, Escrow Agent is not required to perform the call back verification and Requester need not follow up the request by mail.

Escrow Agent has the right to change the Wire Transfer Security Procedures from time to time and the Requester's use of any changed procedures evidences the acceptance of the commercial reasonability of such changes.

                                   EXHIBIT B
                         FIRST TRUST NATIONAL ASSOCIATION
                      Schedule of Fees and Escrow Services

                       RODI POWER SYSTEMS, INC. ESCROW

MINIMUM ACCEPTANCE FEE:                                              $1,500.00
ACCOUNT MAINTENANCE FEE:                                             $5,500.00
EXTRAORDINARY SERVICES:

          If the Escrow is required to assume duties or responsibilities of an unusual nature not provided for in the Indenture or otherwise set forth in this schedule, to amend existing documents or restructure the financing, to incur legal fees and expenses or to perform services during a default, a reasonable charge will be made based upon the nature of the service and the responsibility involved. Such charges, (other than attorney's fees and expenses which will be billed at cost), will be billed at the Escrow's hourly rate then in effect or assessed at a flat fee, at the Escrow's option.

First Trust National Association reserves the right to refer any or all escrow documents for legal review prior to execution. Legal fees (billed on an hourly basis) and expenses for this service will be to, and paid by, the customer. Where appropriate and when requested by the customer, First Trust National Association will provide advance estimates of these legal fees.

Acceptance fees, annual maintenance fees and Final Release of Proceeds Review are based on appraisal of work and time spent.

For investments made through First American Funds-managed mutual funds, there is no investment fee. First Bank N.A.'s fees and charges as investment advisor, shareholder servicing agent, transfer agent and custodian are disclosed in the applicable prospectus.

Initial Acceptance Fees and first year Annual Account Maintenance Fees are due and payable upon execution of the escrow documentation. Thereafter, annual account maintenance fees are payable in advance. Annual account maintenance fees will not be prorated.

Fees are to be paid before escrowed funds are released.

First Trust National Association shall have a first and paramount lien against all property placed in escrow for payment of its costs, charges, fees and expenses (including, without limit, reasonable attorney's fees), in the event of a dispute or misunderstanding.

All fees are subject to Washington State sales tax of 8.6%.

Additional fees may be charged in a reasonable amount for any unusual or extraordinary services, including investment management services rendered and not covered by this fee schedule.

Fees are subject to change from time to time, consistent with changes made by First Trust National Association to its standard escrow fee schedule.

Note: Final account acceptance is subject to review of documents and compliance with First Trust National Association's account acceptance procedures.

Dated:  August 28, 1997

/s/ Winston D. Bennett              Chief Financial Officer
--------------------------------    ------------------------------------
   Accepted by                         Title

 WINSTON D. BENNETT                  8/29/97
--------------------------------    ------------------------------------
   Print Name                          Date

                            RODI POWER SYSTEMS, INC.
                                LOCKUP AGREEMENT
                                   EXHIBIT A


RODI power Systems, Inc. ("RODI"), and Intrepid Securities, Inc.
("Underwriter"), being in full agreement with the terms and conditions of the Underwriting Agreement for the Registered SB-2 Offering, (the "Offering"), of RODI Common Stock, (the "Stock") and related Warrants, do hereby enter into the following Lockup Agreement, (the "Agreement"):

1. The Officers and Directors of RODI, with regard to all RODI stock beneficially owned by them prior to the closing date of the Offering, agree not to directly or indirectly agree or offer to sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of these shares according to the terms of this Agreement.

2. The total period of the Agreement will be two (2) years, all of which is subject to release at any time by written consent at the discretion of the Underwriter.

3. Absolute lockup will be twelve (12) months from the Effective Date of the Offering.

4.  After twelve (12) months:

    a. Thirty Percent (30%) of the total stock subject to this Agreement will be released subject only to applicable SEC trading restrictions. Allocation of the released stock among the Officers and Directors will be per mutual agreement. All trading of the released stock must be placed through the Underwriter or their designated participating dealer.

    b. After the released stock has been allocated among the Officers and Directors, Fifty Percent (50%) of each Officer's and Director's stock remaining in lockup may be used as collateral in a margin account. Fifty Percent (50%) must be reserved to cover call requirements. The margin account and its related reserve must be placed with the Underwriter during the remaining lockup period. If the Underwriter is unable to fully fund the margin account; the Officers and Directors are free to place their margin account with a Broker/Dealer of their choice.

5. After twenty four (24) months all lockup restrictions will automatically be removed and this Agreement will end.

Signed:                                Dated Sept 8, 1997

RODI Power Systems, Inc.               Intrepid Securities, Inc.


/s/  Byron Spain
----------------------------------     ------------------------------------
Byron Spain/CEO                        Stephen Kelly/President


/s/  Donavan E. Garman
----------------------------------
Donavan E. Garman/President


/s/  Winston D. Bennett
----------------------------------
Winston D. Bennett/CFO



----------------------------------
Steven E. Garman/VP


/s/  Gwendolyn S. Spain
----------------------------------
Gwendolyn S. Spain/VP


/s/  Marilyn D. Mays
----------------------------------
Marilyn D. Mays/Director



----------------------------------
David Teo/Director